SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

AMPCO-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Suite 301 Carnegie, Pennsylvania		15106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 456-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on December 2, 2015, Ampco-Pittsburgh Corporation, a Pennsylvania corporation (“Ampco”), and Ampco UES Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Ampco (“US Buyer”; collectively with Ampco, the “Buyers”), entered into a Share Sale and Purchase Agreement (the “Purchase Agreement”) with Altor Fund II GP Limited, a company duly incorporated and organized under the laws of Jersey (“Altor”), and Åkers Holding AB, a company limited by shares incorporated in Sweden (“Seller”). Pursuant to the Purchase Agreement, Buyers agreed to acquire from Seller (the “Acquisition”) all of the outstanding stock of Åkers AB, a company limited by shares incorporated in Sweden (“ÅAB”), Åkers Sweden AB, a company limited by shares incorporated in Sweden, Rolls Technology, Inc., a Delaware corporation, Åkers Valji Ravne d.o.o., a private limited liability company incorporated in Slovenia, and each of their respective subsidiaries (together, the “Acquired Companies”). The Acquired Companies are engaged in the businesses of manufacturing cast and forged steel rolls.

On March 3, 2016, Ampco completed the Acquisition (the “Closing”) for aggregate consideration of US$75,109,484 (the “Closing Purchase Price”). The Closing Purchase Price consisted of: (i) US$29,399,471 in cash; (ii) a US$20,000,000 converting note (the “Converting Note”); and (iii) two subordinated promissory notes in the aggregate initial principal balance of US$25,710,013 (the “Notes”). The Closing Purchase Price reflects estimated net working capital adjustments and is subject to certain post-closing adjustments, including, but not limited to, final net working capital adjustments.

Amendments to the Share Sale and Purchase Agreement

On March 1, 2016, Ampco entered into an Addendum to Share Sale and Purchase Agreement (the “First Addendum”) by and among Ampco, US Buyer, Altor, and Seller. Pursuant to the First Addendum, the Purchase Agreement was amended to, among other things, expand the definition of “Excluded Loss” and provide for the estimated closing statement to be prepared as at the close of business on February 29, 2016, instead of as at the close of business on the date of the Closing.

On March 3, 2016, Ampco entered into a Second Addendum to Share Sale and Purchase Agreement (the “Second Addendum”) by and among Ampco, US Buyer, Altor, and Seller. Pursuant to the Second Addendum, the parties thereto made, among other things, certain acknowledgments relating to Excluded Losses.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the First Addendum and the Second Addendum, copies of which are filed as Exhibits 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Note Sale and Purchase Agreement and Issuance of Notes

On March 3, 2016, in connection with the Closing, Ampco entered into a Note Sale and Purchase Agreement (the “Note Purchase Agreement”) with Altor and Svenska Handelsbanken AB (publ) (“SHB”), pursuant to which Ampco issued the Converting Note, in the principal amount of US$20,000,000, to SHB, which was immediately endorsed and transferred to Altor.

Immediately upon the endorsement and transfer of the Converting Note to Altor, the principal amount of the Converting Note was automatically converted into 1,776,604 shares of Ampco’s common stock, par value US$1.00 per share (the “Ampco Common Stock”), determined by dividing US$20,000,000 by the daily volume-weighted average price of Ampco Common Stock on the New York Stock Exchange on each of the ten consecutive trading days prior to December 2, 2015 and each of the ten consecutive trading days after December 2, 2015.

On March 3, 2016, in connection with the Closing, Ampco issued to SHB two subordinated promissory notes in the aggregate principal amount of US$25,710,013 (the “Altor Note” and the “SHB Note”; collectively, the “Notes”). The Altor Note was immediately endorsed and transferred to Altor pursuant to the terms of the Note Purchase Agreement.

Each of the Notes bears an applicable interest rate of 6.5%, compounding annually. Unless otherwise provided therein, the maturity date of each of the Notes is March 3, 2019.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, the Converting Note, the Altor Note, and the SHB Note, copies of which are filed as Exhibits 10.1, 4.1, 4.2, and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Shareholder Support Agreement

On March 3, 2016, in connection with the Closing, Ampco entered into a Shareholder Support Agreement (the “Shareholder Agreement”) with Altor, on behalf of certain of its affiliated investment funds (collectively, the “Altor Group”). The Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, board nomination and observer rights, prohibitions on taking certain actions relating to Ampco, customary transfer restrictions, limited standstill provisions, voting arrangements, and registration rights with respect to the Altor Group’s ownership of Ampco Common Stock.

Pursuant to the Shareholder Agreement, among other things, the Altor Group is entitled to designate one board nominee (the “Altor Nominee”) to the board of directors of Ampco (the “Board”) and one board observer (the “Altor Board Observer”), in each case beginning on March 3, 2016. The Altor Group’s right to designate a nominee to the Board would terminate if it ceases to collectively own at least 888,302 shares of Ampco Common Stock. Further, the Altor Group’s right to designate a board observer would terminate if it ceases to collectively own at least 444,151 shares of Ampco Common Stock.

The Shareholder Agreement automatically terminates when the Altor Group, in the aggregate, no longer beneficially owns any shares of Ampco Common Stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Shareholder Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated herein by reference.

The above description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the terms of the Note Purchase Agreement, the Converting Note, and the Notes set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance of the Converting Note and Consideration Shares, in accordance with the terms and conditions of the Purchase Agreement described in Item 1.01 above, occurred pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and applicable state blue sky laws. We made this determination based on representations made by Altor in the Shareholder Agreement, including that Altor is an “accredited investor,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Director and Appointment of Chairman Emeritus and Director Emeritus

On March 2, 2016, Mr. Robert A. Paul announced his resignation as a member of the Board, including his position as the Chairman of the Board, effective immediately. Mr. Paul’s resignation did not involve any disagreement or dispute between Mr. Paul and Ampco on any matter related to Ampco’s operations, polices, practices, or otherwise.

On March 2, 2016, the Board appointed Mr. Paul as Chairman Emeritus and as a Director Emeritus, in accordance with and pursuant to Article II, Section 20 of Ampco’s Amended and Restated By-Laws. As Chairman Emeritus and as a Director Emeritus, Mr. Paul will assist the Board in a non-voting advisory role.

Appointment of New Director and Observer to the Board

The information relating to the terms of the Shareholder Agreement set forth in Item 1.01 is incorporated herein by reference.

In accordance with the Shareholder Agreement, Altor proposed that Mr. J. Fredrik Strömholm be appointed to the Board as the Altor Nominee. Further, and in accordance with the Shareholder Agreement, Altor proposed that Mr. Johan Blomquist be appointed as a board observer, as the Altor Board Observer.

Pursuant to the Shareholder Agreement and effective upon the occurrence of the Closing, the Board appointed Mr. Strömholm to the Board to fill the vacancy created by the resignation of Mr. Robert A. Paul.

Pursuant to the Shareholder Agreement and effective upon the occurrence of the Closing, the Board appointed Mr. Blomquist as a board observer.

Item 8.01.	Other Events.

On March 3, 2016, Ampco issued a press release announcing the Closing. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 8.01, including the information in Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 8.01 shall not be incorporated by reference into any registration statement or any other filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing, except to the extent set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Ampco intends to file the financial statements required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

Ampco intends to file any pro forma financial information that is required under this item pursuant to an amendment to this Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit Number

2.1	Share Sale and Purchase Agreement, dated December 2, 2015, between Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 8-K filed on December 8, 2015).

2.2	Addendum to Share Sale and Purchase Agreement, dated March 1, 2016, among Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.*

2.3	Second Addendum to Share Sale and Purchase Agreement, dated March 3, 2016, among Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.

4.1	Converting Note, issued March 3, 2016.

4.2	Altor Note, issued March 3, 2016.

4.3	SHB Note, issued March 3, 2016.

10.1	Note Sale and Purchase Agreement, dated March 3, 2016, by and among Ampco-Pittsburgh Corporation, Altor Fund II GP Limited and Svenska Handelsbanken AB (publ).

10.2	Shareholder Support Agreement, dated March 3, 2016, by and between Ampco-Pittsburgh Corporation and Altor Fund II GP Limited.

99.1	Press Release dated March 3, 2016.

*	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ampco-Pittsburgh Corporation agrees to furnish supplementally a copy of any omitted schedules and exhibits to the SEC upon request; provided, however, that Ampco-Pittsburgh Corporation reserves the right to request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Marliss D. Johnson
Marliss D. Johnson
Chief Financial Officer and Treasurer

Dated: March 7, 2016